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                                                                    EXHIBIT 10.5















                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                        GL INDUSTRIES OF INDIANA, INC.,
                             an Indiana corporation
                                   ("Seller")

                                      AND

                                 NEW GLI, INC.,
                             an Indiana corporation
                                 ("Purchaser")
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                               TABLE OF CONTENTS

1.0     Purchase and Sale....................................................1
        1.1   Furniture, Fixtures and Equipment .............................1
        1.2   Inventory .....................................................1
        1.3   Contracts .....................................................2
        1.4   Intangibles ...................................................2
        1.5   Books and Records .............................................2
        1.6   Sales and Advertising Materials................................2
        1.7   Permits, Etc...................................................2

2.0     Excluded Assets......................................................3

3.0     Assumption of Liabilities............................................3

4.0     Purchase Price.......................................................3
        4.1   Payment of Purchase Price......................................3
        4.2   Determination of Purchase Price................................4
        4.3   Allocation of Purchase Price ..................................4

5.0     The Closing..........................................................4
        5.1 .................................................................4
        5.2 .................................................................5

6.0     Representations and Warranties of Seller ............................5
        6.1   Organization, Existence and Power..............................5
        6.2   No Breach; Authorization.......................................5
        6.3   Subsidiaries...................................................6
        6.4   Title to Properties............................................6
        6.5   Condition of Equipment.........................................6
        6.6   Inventory......................................................6
        6.7   Litigation.....................................................7
        6.8   Advance Payments...............................................7
        6.9   Contracts......................................................7
        6.10  Compliance With Laws...........................................7
        6.11  Broker, Finder.................................................8
        6.12  Financial Statements...........................................8
        6.13  Undisclosed Liabilities........................................8
        6.14  Absence of Certain Conditions..................................9
        6.15  Environmental Matters..........................................9
        6.16  Customers......................................................9



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        6.17  Suppliers .....................................................9
        6.18  Employee Benefit Plans.........................................9
        6.19  Disclosure ...................................................10

7.0     Representations and Warranties of Purchaser.........................10
        7.1  Corporate Organization.........................................10
        7.2  Authorization..................................................10
        7.3  No Conflict or Breach..........................................11
        7.4  Broker, Finder.................................................11

8.0     Covenants of the Seller.............................................11
        8.1  Conduct of Business ...........................................11
        8.2  No Encumbrances................................................11
        8.3  Books and Records..............................................12
        8.4  Investigation by and Notice to the Purchaser...................12
        8.5  Consents.......................................................12
        8.6  Additional Agreements..........................................12
        8.7  Inconsistent Activities........................................13
        8.8  Remittance of Purchaser's Monies...............................13
        8.9  Release of Guarantor...........................................13

9.0     Termination.........................................................13

10.0    Conditions to Purchaser's Obligation................................14
        10.1  Performance...................................................14
        10.2  Representations and Warranties True...........................14
        10.3  Officer's Certificate.........................................14
        10.4  Corporate Action..............................................14
        10.5  Lease of Facility.............................................15

11.0    Conditions to Seller's Obligation...................................15
        11.1  Performance...................................................15
        11.2  Representations and Warranties True...........................15
        11.3  Officer's Certificate.........................................15
        11.4  Corporate Action..............................................16
        11.5  [RESERVED]....................................................16

12.0    Survival of Representation and Warranties...........................16

13.0    Indemnifications....................................................16
        13.1  General Indemnification by Seller.............................16
        13.2  General Indemnification by Purchaser..........................17
        13.3  Conditions of General Indemnifications........................17




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14.0   General..............................................................18
       14.1   Notices.......................................................18
       14.2   Expenses......................................................19
       14.3   Confidentiality...............................................19
       14.4   Waiver, Discharge, Etc........................................20
       14.5   Bulk Transfer Laws............................................20
       14.6   Assignment....................................................20
       14.7   Cooperation...................................................21
       14.8   Severability..................................................21

14.9   Schedules............................................................21
       14.10  Captions......................................................21
       14.11  Complete Agreement............................................21
       14.12  Conterparts...................................................22
       14.13  Passage of Title and Risk of Loss.............................22
       14.14  Governing Law.................................................22

EXHIBIT 4.2(a)(i)...........................................................25
      LDM Subordinated Note ................................................25

EXHIBIT 4.2(a)(ii) .........................................................26
      Luke Subordinated Note................................................26

EXHIBIT 10.5(a).............................................................27
      Assignment and Assumption.............................................27

EXHIBIT 10.5(b).............................................................28
      Second Amendment......................................................28

SCHEDULE 1.1................................................................29
      Furniture, Fixtures and Equipment.....................................29

SCHEDULE 1.2................................................................30
      Inventory.............................................................30

SCHEDULE 1.3................................................................31
      Contracts.............................................................31

SCHEDULE 4.3 ...............................................................32
      Purchase Price Allocation.............................................32




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    THIS ASSET PURCHASE AGREEMENT, dated as of April _, 1999 (the "Agreement"), by and between G L Industries of Indiana, Inc., an Indiana corporation ("Seller"), and New GLI Inc., an Indiana corporation ("Purchaser"),

                                  WITNESSETH:

     WHEREAS, Seller is engaged in the business of manufacturing and selling plastic products (the "Business"); and

     WHEREAS, Seller desires to sell or otherwise transfer the benefits of, and Purchaser desires to acquire from Seller all of Seller's right, title and interest in and to substantially all of the assets of the Seller used in the Business, including, without limitation, substantially all of the assets at Seller's facility at 2860 N. National Road, Columbus, Indiana (the "Facility") in exchange for the consideration hereinafter specified;

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto do hereby agree as follows:

     1.0  PURCHASE AND SALE.

          Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties contained herein, on the Closing Date (as hereinafter defined) the Seller shall sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase and acquire all of the assets, including, but not limited to the cash and cash equivalents, inventories, notes and accounts receivable, prepaid expenses, properties, rights, contracts, operations and businesses of every kind and description, wherever located, whether tangible or intangible, utilized by Seller in the Business (except those assets specifically described in Section 2.0 below) including, without limitation, the following (the "Assets"):

     1.1  FURNITURE, FIXTURES AND EQUIPMENT.

          All fixed and tangible assets utilized in the Business, including all machinery, equipment, fixtures, warehouse and office equipment, test equipment, delivery trucks, furniture and all other such tangible personal property, including, but not limited to, the items identified on Schedule 1.1 attached hereto and all documents and records related thereto (the "Equipment").

     1.2  INVENTORY.

          All supplies and spare parts and all inventories of goods of the Seller utilized in the Business including, but not limited to, the items listed on Schedule 1.2, attached (the "Inventory").


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     1.3  CONTRACTS.

          All of Seller's right, title and interest, if any, in and to contracts with suppliers and unfilled customer orders, including, but not limited to, those listed on Schedule 1.3, attached (the "Contracts").

     1.4  INTANGIBLES.

          All of Seller's right, title and interest, if any, in and to any copyrights, licensing agreements, trademarks, service marks, trade names (including the names "G L Industries of Indiana, Inc.", "Como Plastics", "Como Products", and "Como Products Corporation") and logos and any registrations and applications therefor, trade secrets, know-how, and any other proprietary confidential information utilized in the Business.

     1.5  BOOKS AND RECORDS.

          All books, payment records, accounts, correspondence, sales records, correspondence, business plans, employment records and other useful business records utilized by Seller, including electronic media, of every description relating to the Business and reasonably required for Purchaser to operate the Business (excluding corporate books and permanent financial and tax records of the Seller).

     1.6  SALES AND ADVERTISING MATERIALS.

          All customer lists, sales aids, sales literature, price lists, advertising materials, mats and all other sales and marketing data and material of every description relating to the Business of Seller.

     1.7  PERMITS, ETC.

          All permits, licenses, product registrations, filings, authorizations, approvals or indicia of authority (and any pending applications for any thereof)
(a) to conduct the Business and operations of the Business and to own, construct, operate and maintain any fixture, facility, equipment, vehicle, machinery or installation of the Business, and (b) to store, transport, treat, discharge, dispose of, market or sell any goods or any substance (including, without limitation, materials classified as "hazardous materials" or "hazardous substances" or "hazardous waste") used, handled, produced, stored, transported, treated, discharged, disposed of, marketed or sold in the Business or operations of the Business, as issued by any government agency, authority or other instrumentality of the United States or any state or political subdivision thereof.

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     2.0  EXCLUDED ASSETS.

          The parties agree that the following are excluded from the purchase and sale hereunder and are not included in the Assets (the "Excluded Assets"):

          (a) Seller's rights under or pursuant to this Agreement.

     3.0  ASSUMPTION OF LIABILITIES.

          Upon the sale and purchase of the Assets, Purchaser shall assume and be responsible for any and all liabilities and obligations of Seller (the "Assumed Liabilities"), including, without limitation, all known, unknown, liquidated and contingent liabilities or obligations with respect to (a) any income, gross receipts, sales, use, transfer, personal property, real property, or other similar taxes of Seller due or to become due in respect of matters arising prior to the Closing; (b) current and former employees of Seller or employee benefit plans of Seller; (c) any lawsuit, action, proceeding or investigation pending or threatened against Seller; (d) workers compensation claims filed in respect of conditions or occurrences prior to the Closing; (e) any claims or remedial expenses arising under environmental laws (common and statutory) attributable to acts or omissions of any party prior to Closing; (f) product liability and warranty claims involving products sold prior to Closing;
(g) contractual obligations of Seller including, without limitation, purchase orders and other agreements for the acquisition of products or services, leases (including but not limited to the First Amended and Restated Lease dated as of April 28,1993, as amended, by and between CPC Associates, Inc., as landlord, and Seller, as tenant [the "Lease"]) and consignment agreements except to the extent that such contractual obligations arise from executory contracts assigned to Purchaser; and (h) any accounts payable or other obligations of Seller to pay money to any person, including but not limited to legal fees and other professional fees.

     4.0  PURCHASE PRICE.

          The price to be paid by Purchaser to Seller for the Assets shall be approximately Five Million Six Hundred Twenty Thousand Dollars ($5,600,000.00) and shall be determined, paid and allocated as follows:

     4.1  PAYMENT OF PURCHASE PRICE.

          Purchaser shall pay and perform the following in order to provide the Purchase Price to Seller:

          (a) At the Closing, on the Closing Date (as such terms are defined herein), Buyer will (i) cancel the promissory notes representing the LDM Technologies, Inc. debt and the Laurence M. Luke debt currently on the books of Seller; (ii) deliver a Subordinated Promissory Note in the form of Exhibit 4.2(a)(i) attached hereto in the amount of $479,649.97

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to LDM Technologies, Inc. (the "LDM Subordinated Note"); (iii) deliver a
Subordinated Promissory Note in the form of Exhibit 4.2(a)(ii) attached hereto in the amount of $119,783.30 to Laurence M. Luke (the "Luke Subordinated Note"); and (iv) assume and pay all Assumed Liabilities (including, without limitation, the payment of all legal fees incurred by Seller through the Closing Date, which will be assumed and paid by Purchaser at the Closing);

          (b) After the Closing, Buyer will (i) pay or otherwise discharge and perform all Assumed Liabilities, whether under assumed contracts or otherwise, as they come due, without incurring penalty or interest or permitting default in any of such obligations.

     4.2  DETERMINATION OF PURCHASE PRICE.

          The parties agree that the final Purchase Price shall equal the total of the amounts of (a) the LDM Subordinated Note, (b) the Luke Subordinated Note, and (c) the Assumed Liabilities.

     4.3  ALLOCATION OF PURCHASE PRICE.

          The parties agree that, for all purposes, the Purchase Price will be allocated among the Assets in the manner specified in Schedule 4.3. The parties agree that any returns or reports filed by either of them under any applicable provision of the Internal Revenue Code of 1986, as amended, or with respect to taxes generally shall reflect such allocation and shall treat the sale of the Assets to Purchaser pursuant to this Agreement as a fully taxable transaction.

     5.0  THE CLOSING.

          The Closing of the purchase and sale of the Assets hereunder (the "Closing") shall take place at such place and time as is agreed upon by the parties (the "Closing Date").

     5.1 At the Closing, unless waived or deferred in writing by the Purchaser prior or at the Closing, the Seller shall deliver to the Purchaser, in form and substance satisfactory to the Purchaser and counsel for Purchaser, those documents necessary to transfer ownership of the Assets to Purchaser, including, but not limited to, the following:

          (a) A duly executed Bill of Sale conveying to Purchaser all of the personal property (except titled motor vehicles) included in the Assets;

          (b) Duly executed assignments of all of Seller's rights and obligations under all contracts, leases, permits, licenses and similar instruments to which Seller is a party relating to the Assets or Business, other than Excluded Assets;

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          (c) Duly executed documents required to assign and transfer to
Purchaser all trademarks, trade names and applications for any of the foregoing;

          (d) Titles for the motor vehicles identified in Schedule 1. 1 properly executed by Seller to transfer ownership to Purchaser,

          (e) All documents and agreements referenced in this Agreement and the schedules thereto (the "Schedules") or otherwise reasonably required to implement the provisions of this Agreement; and

          (f) Such other duly executed assignments, bills of sale, deeds, endorsements, and instruments of conveyance and transfer as are necessary or appropriate in order to sell, assign and transfer the Assets to Purchaser, and such other documents and instruments of conveyance as Purchaser may reasonably request in order to effectuate the transactions contemplated hereby.

     5.2  At the Closing, the Purchaser shall deliver to the Seller:

          (a) Payment for the Assets in accordance with Section 4.1; and

          (b) Such other documents as Seller may reasonably request in order to effectuate the transactions contemplated hereby.

     6.0  REPRESENTATIONS AND WARRANTIES OF SELLER.

          The Seller represents and warrants to the Purchaser that the following statements are true and correct as of the date hereof and will be true and correct as of the Closing Date:

     6.1  ORGANIZATION, EXISTENCE AND POWER.

          Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana with full corporate power and authority to execute, deliver and perform this Agreement. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would materially and adversely affect its ownership of the Assets or the operation of Seller's Business and each such jurisdiction is listed in Schedule 6.1 hereto.

     6.2  NO BREACH; AUTHORIZATION.

          The execution, delivery and performance of this Agreement by the Seller has been duly authorized and approved by the directors and the shareholders of Seller prior to Closing, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate or result in the breach of the terms, conditions

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or provisions of, or constitute a default under, any provision of the Seller's
Articles of Incorporation or Bylaws, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which the Seller is a party or by which the Seller is bound; (b) require the approval, consent, authorization or other order or action of, or filing with, any court, governmental authority or regulatory body; (c) require the consent, approval, order or authorization of any other person (except consents to the assignment of distribution agreements, unfilled customer orders and the Lease); (d) violate any provision of law or any rule or regulation of any governmental or other regulatory authority or any order or decree of any court or governmental authority; or (e) require any declaration, filing or registration with any governmental or regulatory authority by Seller.

          The Seller has taken, or will take, all action required by law, its Articles of Incorporation or Bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement and each other agreement and instrument required to be delivered hereunder by Seller, when duly executed and delivered by Seller, constitute valid and binding obligations of Seller enforceable in accordance with their respective terms.

     6.3  SUBSIDIARIES.

          Seller does not own any stock, partnership interest, joint venture interest, or any other security issued by any other corporation, organization or entity. No part of the business or operations of Seller is conducted by or through any of its shareholders or any affiliate of a shareholder.

     6.4  TITLES TO PROPERTIES.

          Seller has or at the Closing will have good and marketable title to all of the Assets, and, upon the consummation of the transactions contemplated hereby, Buyer will own all of the Assets free and clear of all liens, encumbrances, covenants and conditions, other than liens in favor of The CIT Group/Credit Finance, Inc., LDM Technologies, Inc., Laurence M. Luke, Toyota Motor Credit Corporation and Ingersoll Rand.

     6.5  CONDITION OF EQUIPMENT.

          The Equipment is in good operating condition, ordinary wear and tear excepted, and in a state of good maintenance and repair, is adequate and suitable for the purposes for which it is presently being used, is useful in the Business and conforms in all material respects to all applicable laws, ordinances and regulations.

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     6.6  INVENTORY.

          The Inventory identified in Schedule 1.2 consists solely of products of the kind and quality regularly sold in the Business.

     6.7  LITIGATION

          There are no actions, suits, claims, proceedings, investigations or orders pending or, to the best of Seller's knowledge, threatened against or affecting Seller relating to the operation of the Business, at law or in equity, in any court, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which if adversely determined could reasonably be expected to have a material adverse effect on the ongoing business, operations, properties, assets, financial condition or prospects of the Business or upon the Assets. Seller is not in default, and no condition exists that with notice or the lapse of time or both would constitute a default, with respect to any order, writ, injunction or decree of any court or before any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting or relating to the Business.

     6.8  ADVANCE PAYMENTS.

          Seller has not received progress or other advance payments from customers with respect to unfilled customer orders to be assigned to Purchaser hereunder, and has not rendered billings to customers except with respect to shipments of products made.

     6.9  CONTRACTS.

          Schedule 1.3 sets forth a complete and accurate list of all of the distribution agreements and unfilled customer orders to which the Seller is a party.

     6.10 COMPLIANCE WITH LAWS.

          To the best of its knowledge, Seller is in compliance in all material respects, and there exists no alleged noncompliance, with applicable statutes, orders, rules and regulations promulgated by governmental authorities relating in any material respect to the Assets or the operation or conduct of the Business, or the use of the properties of the Business, including, without limitation, any applicable statute, order, rule or regulation relating to (i) wages, hours, hiring, non-discrimination, promotion, retirement, benefits, pensions and working conditions; (ii) air, water, toxic substances, noise, odor, or solid, gaseous or liquid waste generation, handling, storage, disposal or transportation; (iii) health and safety; (iv) zoning and building codes; (v) the production, storage, processing, advertising, sale, transportation, distribution, disposal, use and warranty of products of the business or (iv) trade and anti-trust regulations,

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and Seller has not received any notice of alleged violation of any such statute, order, rule or regulation which remains uncured.

     6.11  BROKER, FINDER.

          Neither Seller nor its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein.

     6.12  FINANCIAL STATEMENTS.

          Seller has delivered to Purchaser copies of the following financial statements (hereinafter collectively called the "Financial Statements"), and the Financial Statements are substantially complete and correct, have been prepared from the books and records of Seller in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated and fairly present the financial condition of Seller as at their respective dates and the results of its operations for the periods covered thereby:

          (a) unaudited balance sheets of Seller for the years 1997 and 1998, and unaudited statements of earnings for the years then ended; and

          (b) unaudited interim balance sheets of Seller for the month ending on March 28, 1999 and Seller's unaudited statements of earnings for the periods then ended.

          Such statements of earnings do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business, except as expressly specified therein, and all adjustments necessary for fair presentation except for items which in the aggregate do not have a materially adverse affect on the fairness or accuracy of such statements.

     6.13  UNDISCLOSED LIABILITIES.

          Seller does not have any material known liability or obligation whatsoever, either accrued, absolute, contingent or otherwise, and there is no basis for any claim against Seller for any liability or obligation except (a) to the extent reserved for on the March 31, 1999 balance sheet (the "Latest Balance Sheet"), (b) liabilities or obligations incurred in the normal and ordinary course of business of Seller since February 28, 1999, all of which are reserved for fully on the current books of Seller as reflected in the Financial Statements, or (c) March 20, 1999 unpaid rent.

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     6.14  ABSENCE OF CERTAIN CONDITIONS.

          There are no conditions known to Seller existing with respect to the markets, proposed marketing plans, products, facilities, personnel or raw material supplies of the Business which might reasonably be expected to have a material adverse effect on the Business or its prospects.

     6.15  ENVIRONMENTAL MATTERS

          (a) To the best of Seller's knowledge, no toxic or hazardous substances have been generated, treated, stored or disposed of in or at the Facility by Seller, nor has any activity been undertaken at the Facility by Seller which would cause (i) the Facility to become a hazardous waste treatment, storage or disposal facility within the meaning of federal laws and regulations or any state law or local ordinance; (ii) a release or threatened release of hazardous waste, or (iii) the discharge of pollutants or effluent into any water source or system, or the discharge into the air of any emissions, which would require a permit under any federal law or regulation or any state law or local ordinance.

          (b) To the best of Seller's knowledge, there are (i) no substances or conditions in or at the Facility which could support a claim or cause of action under or any federal, state or local environmental statutes, regulations, ordinances or other environmental regulatory requirements, and (ii) no underground storage tanks or underground deposits located on the premises.

     6.16  CUSTOMERS.

          Seller does not have any knowledge or information or reason to believe that any customer of Seller has ceased, or will or may cease, to purchase products sold by Seller, or has substantially reduced since the end of the most recent fiscal year, or will or may substantially reduce, the purchase of products to be sold by Purchaser, at any time after the Closing Date.

     6.17  SUPPLIERS.

          Seller does not have any knowledge or information that any supplier of Seller will not sell goods, raw materials, auxiliary materials, component parts, equipment or services to Purchaser at any time after the Closing Date on terms and conditions similar to those imposed on prior sales to Seller.

     6.18  EMPLOYEE BENEFIT PLANS.

          Seller has furnished or will make available to Purchaser on written request true and complete copies of: (i) all non-qualified, deferred or incentive compensation or retirement plans or arrangements, (ii) all other employee, compensation, severance or termination pay or

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welfare benefit plans, programs or arrangements, and (iii) all related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by Seller or to which Seller is a party or otherwise bound. Seller is not a party to and is under no obligation to contribute to any other pension, profit sharing or other plan or arrangement, qualified or unqualified. Seller does not maintain or contribute to any funded or unfunded medical, health or life insurance plan or arrangement for future retirees or future terminated employees. Seller has no obligation to make any payments or contributions to a multi-employer plan, as that term is defined in the Employee Retirement Income Security Act of 1974, as amended (ERISA), and Seller has no actual or potential liability under the Multi-Employer Pension Plan Amendments Act of 1980 (Section 4201 of ERISA) for any complete or partial withdrawal from a multi-employer plan either directly or because Seller is deemed to be under common control with an employer having such liability.

     6.19   DISCLOSURE.

          None of the representations and warranties contained in this Section and elsewhere in this Agreement made by Seller, and none of the Schedules to this Agreement required to be delivered by Seller hereunder, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading, and all of the information contained herein and therein is true and correct in all material respects on the date of this Agreement and will be true and correct on the Closing Date, except to the extent that Seller has advised Purchaser specifically in writing prior to the Closing. Originals or true and complete copies of all documents or other written Schedules, and all underlying items listed in such Schedules, have heretofore been made available for examination by Purchaser, including, without limitation, deeds, leases, mortgages, deeds of trust, security interests, instruments, permits, trademarks, patents and other intellectual property rights, litigation files, contracts, employee agreements and licenses, and such documents have not been modified and will not be modified in any material respect prior to the Closing Date without Purchaser's prior written consent.

     7.0   REPRESENTATIONS AND WARRANTIES OF PURCHASER.

           Purchaser represents and warrants to Seller that:

     7.1   CORPORATE ORGANIZATION.

          The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana, has corporate power to execute, deliver and perform this Agreement and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would materially and adversely affect its ownership of the Assets.

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     7.2   AUTHORIZATION.

          The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by Purchaser has been duly and effectively authorized by all necessary corporate action. This Agreement has been duly executed and delivered and constitutes legal, valid and binding obligations of Purchaser.

     7.3  NO CONFLICT OR BREACH.

          Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of the terms hereof will constitute, with or without the giving of notice, the passage of time, or both, a breach or default or result in a loss of rights under or the creation of any lien, charge or encumbrance under any agreement or instrument to which Purchaser is a party or by which it is bound, nor will it conflict with the Articles of Incorporation or the Bylaws of Purchaser, or with any judgment, decree, order or award of any court, governmental body by which Purchaser is bound, or with any law, rule or regulation applicable to Purchaser.

     7.4  BROKER, FINDER.

          Neither Purchaser nor its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transaction contemplated herein.

     8.0  COVENANTS OF THE SELLER.

          The Seller covenants and agrees with the Purchaser as set forth below:


     8.1  CONDUCT OF BUSINESS.

          From the date hereof to the Closing Date, except with the prior written consent of Purchaser, Seller shall conduct the business in all material respects in the ordinary course consistent with past practice and shall use its best efforts to maintain, in accordance with sound business judgment, the Business, to continue to meet the contractual obligations incurred in the ordinary course of business and to pay all of its obligations as they mature in the ordinary course of business, to keep available the services of the present employees of the Business, and to preserve the good relations of the suppliers, customers, distributors and others with whom the Seller has business relations.

     8.2  NO ENCUMBRANCES.

          Prior to the Closing Date, the Seller will not create or suffer to exist any encumbrances on any of the Assets, or enter into any transaction or make any commitment relating to any of the Assets otherwise than in the ordinary course of business, except (a) as may be permitted hereby, (b) with the written consent of the Purchaser, or (c) which are curable at or before Closing.

    8.3   BOOKS AND RECORDS.

          At all reasonable times after the Closing Date, the Seller shall make available any of the Seller's books and records relating to the Business which are not to be transferred to the Purchaser pursuant to this Agreement. The Seller shall not dispose of any books and records relating to the Business without first giving notice to the Purchaser and permitting the Purchaser to retain such books and records as it may select.

    8.4   INVESTIGATION BY AND NOTICE TO THE PURCHASER.

          Prior to the Closing Date, the Seller shall give the Purchaser and its agents full access at all reasonable times to the Facility and to all the books and records of the Business and furnish to the Purchaser such financial and operating data and other information with respect to the Business and properties of Seller as the Purchaser shall from time to time reasonably request. No investigation by the Purchaser shall affect the Seller's representations and warranties herein or in any certificate or other writing delivered pursuant hereto or in connection herewith.

     8.5  CONSENTS.

          The Seller will use its reasonable best efforts to obtain or assist Purchaser in obtaining all consents from third parties necessary for the conduct of the Business.

    8.6   ADDITIONAL AGREEMENTS.

          (a) To the extent that any of the unfilled customer orders for which assignment to Purchaser is provided herein are not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. If such a required consent is not obtained by the Closing Date. The Purchaser and Seller agree to cooperate in any reasonable arrangement designed to provide Purchaser the benefits under any such customer order. The Seller hereby authorizes Purchaser, at the Purchaser's expense, and the Purchaser hereby undertakes the responsibility to perform, all of the Seller's obligations arising after the Closing Date pursuant to any unfilled customer order and the Seller agrees to remit promptly to the Purchaser all collections received by the Seller in respect thereof.

          (b) The Seller hereby authorizes the Purchaser from and after the Closing Date to receive and open all mail and other communications to the Seller received by the Purchaser, and to act with respect to such communications in such manner as Purchaser may elect if such communications relate to the Assets or the Business or, if such communications do not so relate, to forward the same promptly to the Seller.

          (c) After the Closing Date, the Seller shall promptly deliver to the Purchaser the original of any mail or other communication received by it pertaining to the Assets or the Business, and any monies, checks or other instruments of payment to which the Purchaser is entitled.

    8.7   INCONSISTENT ACTIVITIES.

          Unless and until this Agreement has been terminated by its terms, the Seller will not, other than in the ordinary course of the Seller's business:

          (a) solicit, directly or indirectly, or cause any other person to solicit any offer to acquire any of the Assets;

          (b) afford any third party which may be considering the acquisition of Seller or any part thereof access to its properties, books or records; or

          (c) enter into any negotiations for, or enter into, any agreement which provides for the acquisition of Seller or any part thereof to a person other than in connection with the transaction contemplated herein.

    8.8   REMITTANCE OF PURCHASER'S MONIES.

          The Seller agrees to remit promptly to the Purchaser all monies received by the Seller after the Closing Date to which the Purchaser is entitled.

    8.9   RELEASE OF GUARANTOR.

          The Seller shall cause KeyBank National Association to release LDM Technologies, Inc. as a guarantor of its debt with said bank on or before the Closing Date.

    9.0   TERMINATION.

          This Agreement may, by notice given in the manner hereinafter provided, be terminated and abandoned at any time prior to the Closing:

          (a) by the mutual written consent of the Boards of Directors of Seller and Purchaser;

          (b) by either Seller or Purchaser if (i) a material default or breach shall be made by the other with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to due compliance with any of its representations and warranties contained herein and such default cannot be cured, or shall have not been cured within ten days after receipt of notice specifying particularly such default, or (ii) the transaction is not closed on or within thirty (30) days of April 1, 1999; or

          (c) by Purchaser if all of the conditions to its obligations are not satisfied (or are incapable of being satisfied) on or before the Closing Date, or waived by it on or before such date; or by Seller, if all of the conditions to its obligations are not satisfied (or are incapable of being satisfied) by the Closing Date or waived by it on or before such date.

    Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise.

    10.0  CONDITIONS TO PURCHASER'S OBLIGATION.

          Unless waived in writing by the Purchaser, the obligations of the Purchaser to consummate the transaction contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:

    10.1  PERFORMANCE.

          Each of the covenants, conditions and agreements of the Seller to be performed or complied with at or before the Closing pursuant hereto shall have been duly performed or complied with in all material respects.

    10.2  REPRESENTATIONS AND WARRANTIES TRUE.

          The representations and warranties of the Seller contained herein and in any certificate or other writing delivered by the Seller pursuant hereto or in connection herewith shall have been true and correct in all material respects when made and will be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date.

    10.3  OFFICER'S CERTIFICATE.

          On the Closing Date, Seller shall have delivered to Purchaser an officer's certificate duly executed by the Chairman, President or a Vice-President of Seller, dated the Closing Date stating that the preconditions specified in Sections 10.1 and 10.2 have been satisfied.

    10.4  CORPORATE ACTION.

          The Seller shall have furnished to the Purchaser:

          (a) a copy of the Seller's Articles of Incorporation, certified as of a recent date by the State of Indiana;

          (b) a Certificate of Good Standing certified as of a recent date by the Secretary of State of Indiana;

          (c) certified copies of the resolution or resolutions duly adopted by the Shareholders and Board of Directors of the Seller authorizing the execution, delivery and performance of this Agreement by the Seller; and

          (d) a certificate of the Secretary or an Assistant Secretary of the Seller as to the incumbency and signatures of officers.

    10.5  LEASE OF FACILITY.

          Purchaser shall have assumed Seller's obligations under the Lease with respect to the Facility, and Purchaser shall have executed a Second Amendment to the Lease. The form of Assignment and Assumption document is attached hereto as
Exhibit 10.5(a), and the form of Second Amendment is attached hereto as Exhibit 10.5(b).

    11.0  CONDITIONS TO SELLER'S OBLIGATION.

          Unless waived in writing by the Seller, the obligations of the Seller to consummate the transaction contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions.

    11.1  PERFORMANCE.

          Each of the covenants, conditions and agreements of the Purchaser to be performed or complied with at or before the Closing Date pursuant hereto shall have been duly performed or complied with in all material respects.

    11.2  REPRESENTATIONS AND WARRANTIES TRUE.

          The representations and warranties of the Purchaser contained in this Agreement and in any certificate or other writing delivered pursuant hereto or in connection with the transaction contemplated hereby shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of such date.

    11.3  OFFICER'S CERTIFICATE.

          On the Closing Date, Purchaser shall have delivered to Seller an officer's certificate duly executed by the Chairman, President or a Vice-President of Purchaser, dated the

Closing Date, stating that the preconditions specified in Sections 11.1 and
11.2 have been satisfied.

    11.4  CORPORATE ACTION.

          The Purchaser shall have furnished to the Seller:

          (a) a copy of the Purchaser's Articles of Incorporation, certified as of a recent date by the State of Indiana;

          (b) A Certificate of Good Standing certified as of a recent date by the State of Indiana;

          (c) certified copies of the resolution or resolutions duly adopted by the Board of Directors of the Purchaser authorizing the execution, delivery and performance of this Agreement by the Purchaser; and

          (d) a certificate of the Secretary or an Assistant Secretary of the Purchaser as to the incumbency and signatures of officers.

    11.5  [RESERVED]

    12.0  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

          Notwithstanding any other term or provision of this Agreement, in all events and under all circumstances, all of Seller's and Purchaser's representations and warranties contained in this Agreement shall survive the Closing Date for a period equal to the applicable statutes of limitation.

    13.0  INDEMNIFICATIONS.

    13.1  GENERAL INDEMNIFICATION BY SELLER.

          (a) Seller hereby agrees to indemnify, defend and hold Purchaser harmless, and allow Purchaser a right of set-off against any amounts owed Seller, from and against any demand, claim, action or cause of action, liability, damage and loss, including, without limitation, interest, penalty and attorney's fee and expense, asserted against, relating to, imposed upon or incurred by Purchaser by reason of or resulting from (i) liabilities, whether accrued, absolute, contingent or otherwise, arising from the operation of the Assets or the Business prior to the Closing Date, except as otherwise specifically set forth herein; (ii) the failure of Seller to pay, discharge or perform any liability or obligation of Seller not specifically assumed by Purchaser pursuant to the terms of this Agreement; (iii) any untrue representation or breach of warranty contained herein or in any certificate, document or instrument delivered to Purchaser pursuant hereto or in connection herewith; (iv) the nonfulfillment of any other agreement or covenant on the part of Seller contained herein or in any certificate, document or instrument delivered to Purchaser pursuant hereto or in connection herewith; and (v) non-compliance with any laws relating to bulk transfers.

          (b) Seller shall promptly reimburse Purchaser for all amounts owed under this section from time to time, at its request, as such amounts are incurred.

    13.2  GENERAL INDEMNIFICATION BY PURCHASER.

          (a) Purchaser agrees to indemnify, defend and hold Seller harmless from and against any demand, claim, action or cause of action, liability, damage and loss, including, without limitation interest, penalty and attorney's fees and expense, asserted against, relating to, imposed upon or incurred by Seller by reason of or resulting from: (i) the failure of Purchaser to pay, discharge or perform any liability or obligation assumed by Purchaser under unfilled customer orders; (ii) any untrue representation or breach of warranty contained herein or in any certificate, document or instrument delivered to Seller pursuant hereto or in connection herewith; and (iii) the nonfulfillment of any other agreement or covenant on the part of Purchaser contained herein or in any certificate, document or instrument delivered to Seller pursuant hereto or in connection herewith.

          (b) Purchaser shall promptly reimburse Seller for all amounts owed under Section 13.2(a) from time to time, at its request, as such amounts are incurred.

    13.3  CONDITIONS OF GENERAL INDEMNIFICATIONS.

          The liabilities and obligations of the parties hereunder with respect to the general indemnifications shall be subject to the following:

          (a) Prompt Notice of Claims. The party hereto seeking indemnification (the "Indemnitee") will give the other party hereto (the "Indemnitor") notice of any claim by a third party which could give rise to a request for indemnification hereunder with reasonable promptness (and in any case within thirty (30) days) after the Indemnitee receives notice of such claim, in which event the Indemnitor will undertake the defense thereof by representatives of its own choosing.

          (b) Right to Undertake Defense. In the event the Indemnitor, within thirty (30) days after notice of any such claim, fails to defend the claim, the Indemnitee will (upon further notice to the Indemnitor) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

          (c) Indemnitor's Right to Defend Certain Claims. In the event the Indemnitee is defending a claim because it has not given notice or because the Indemnitor has not undertaken the defense of the claim and there is a reasonable probability that any such claim may materially and adversely affect the Indemnitor other than as a result of money damages or other money payments, the Indemnitor will have the right, at its own cost and expense, to defend, compromise or settle such claim but the Indemnitor shall not, without the Indemnitee's written consent, settle or compromise any such claim or consent to entry of any judgment which does not include as an unconditional term thereof claimant's release of the Indemnitee from all liability with respect to such claim.

          (d) Indemnitee's Right to Defend Certain Claims. In the event the Indemnitor is defending a claim because it has undertaken the defense of the claim and there is a reasonable probability that any such claim may materially and adversely affect the Indemnitee other than as a result of money damages or other money payments, the Indemnitee will have the right, at its own cost and expense, to defend, compromise or settle such claim but the Indemnitee shall not, without the Indemnitor's written consent, settle or compromise any such claim or consent to entry of any judgment which does not include as an unconditional term thereof claimant's release of the Indemnitor from all liability with respect to such claim.

    14.0  GENERAL.

    14.1  NOTICES.

          All notices, demands or other communications required or permitted hereunder shall be sufficiently given if delivered by hand or sent by telecopy or by registered or certified airmail, postage prepaid, addressed as follows:

          To the Purchaser:   New GLI, Inc.
                              2860 N. National Road
                              Columbus, IN 47201
                 Attention:   Mr. John Prepolec

                   Copy to:   Michael B. Lewis, Esq.
                              Dean & Fulkerson, P.C.
                              801 W. Big Beaver Rd., Suite 500
                              Troy MI 48084


             To the Seller:   GL Industries of Indiana, Inc.
                              c/o LDM Technologies, Inc.
                              2500 Executive Hills Drive
                              Auburn Hills, MI 48326
                 Attention:   Gary E. Borushko

                   Copy to:   Michael B. Lewis, Esq.
                              Dean & Fulkerson, P.C.
                              801 W. Big Beaver Rd., Suite 500
                              Troy, MI 48084

or such other addresses as shall be furnished by like notice by such party. Any such notice or communication given by mail or telecopy shall be deemed to have been given when received.

    14.2  EXPENSES.

          (a) Whether the transactions contemplated by this Agreement are consummated or fail to be consummated for any reason whatsoever, except as otherwise expressly provided herein, each party hereto will pay all of its own expenses, including the fees and disbursements of its counsel, accountants, and other experts, in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated by this Agreement. Notwithstanding the previous sentence, Purchaser will assume and pay at Closing all legal fees incurred by Seller through the Closing Date.

          (b) All state and local property taxes respecting the Assets attributable to the period prior to the Closing Date shall be the responsibility of Seller and any such amount paid by Seller prior to the Closing Date relating to periods before and after the Closing Date shall be prorated between Seller and Purchaser as of the Closing Date with due credit given to Seller.

    14.3  CONFIDENTIALITY.

          (a) Except as otherwise required by applicable law and except in the ordinary course of business consistent with current practices, Seller will not, and will not permit any of its affiliates or its or their directors, officers, employees and agents to, disclose to any other party any data or information concerning the Business or Buyer, except any data or information which: (i) was or is in the public domain; or (ii) thereafter, through an act or failure to act on the part of Purchaser, becomes information generally available to the public.

          (b) Except as otherwise required by applicable law, Purchaser will not, and will not permit any of its affiliates or its or their directors, officers, employees and agents to, disclose to any other party (other than financing institutions for purposes of financing the transactions contemplated by this Agreement) any confidential data or information except that which: (i) was or is in the public domain;(ii) was known to Purchaser prior to its disclosure by Seller; (iii) is disclosed to Purchaser by a third party that is not an agent of Seller; or (iv) thereafter, through an act of failure to act on the part of Seller, becomes information generally available to the public.

          (c) In the event of the termination of this Agreement for any reason, Purchaser shall return to Seller all originals and copies of all documents, work papers and other material respecting Seller obtained by Purchaser from Seller or from its directors, officers, agents, employees, independent accountants or legal counsel in connection with the negotiations or consummation of this Agreement, whether so obtained before or after the execution hereof, and will not itself use, directly or indirectly, any information so obtained or otherwise obtained from Seller hereunder or in connection herewith.

          (d) Purchaser and Seller agree that the covenants contained in this Section shall survive indefinitely the termination of this Agreement.

    14.4  WAIVER, DISCHARGE, ETC.

          (a) This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto by their duly authorized representatives. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of art such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

          (b) No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

    14.5  BULK TRANSFER LAWS.

          Purchaser hereby waives compliance by Seller with the provisions of any laws relating to bulk transfers of any Jurisdiction in connection with the sale of the Assets to Purchaser. Seller agrees to indemnify and hold harmless Purchaser against all liability, cost, damage or expense which Purchaser may suffer due to the failure to so comply.

    14.6  ASSIGNMENT.

         This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Seller without the prior written consent of Purchaser, and this Agreement and the rights, interests and obligations may only be assigned (without Seller's consent) to an affiliate of Purchaser (as long as Purchaser shall remain liable hereunder).

    14.7  COOPERATION.

          Each of the parties hereto agree to use reasonable commercial best efforts to cause all conditions precedent to its obligations under this Agreement to be satisfied.

    14.8  SEVERABILITY.

          Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    14.9  SCHEDULES.

          The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth herein; however, any inconsistency or ambiguity existing between the Schedules and this Agreement shall be resolved in favor of this Agreement. Seller may amend the Schedules hereto or add schedules as necessary by reason of events or circumstances arising on or after the date hereof to keep the information set forth in this Agreement and in the Schedules true and complete in all material respects and not misleading. In the event of a change to any Schedule which alone or together with other changes to the Schedules hereto reflects any materially adverse information relating to Seller, the Business, or the Assets, this Agreement, at Purchaser's option, by written notice to Seller within five (5) days after Purchaser's receipt of the changed or new Schedule hereto, may be terminated on or prior to the Closing Date.

    14.10 CAPTIONS.

          The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

    14.11 COMPLETE Agreement.

          This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties written or oral, which may have related to the subject matter hereof in any way.

    14.12 COUNTERPARTS.

          This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party.

    14.13 PASSAGE OF TITLE AND RISK OF LOSS.

          Legal title, equitable title and risk of loss with respect to the property and rights to be transferred hereunder shall not pass to Purchaser until the property or right is transferred at the Closing hereunder.

    14.14 GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the law of the State of Indiana.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

SELLER:                                GL INDUSTRIES OF INDIANA, INC.


                                       By: /s/ John Prepolec
                                           -----------------
                                           John Prepolec

                                       Title: President



PURCHASER:                             NEW GLI, INC.


                                       By: /s/ John Prepolec
                                           -----------------
                                           John Prepolec

                                       Title: President

                                    EXHIBITS
                                    --------


EXHIBIT 4.2(a)(i)        LDM Subordinated Note

EXHIBIT 4.2(a)(ii)       Luke Subordinated Note

EXHIBIT 10.5(a)          Assignment and Assumption

EXHIBIT 10.5(b)          Second Amendment to First Amended and Restated Lease

                                   SCHEDULES
                                   ---------

SCHEDULE 1.1        Furniture, Fixtures and Equipment

SCHEDULE 1.2        Inventory

SCHEDULE 1.3        Contracts

SCHEDULE 4.3        Purchase Price Allocation

                               EXHIBIT 4.2(a)(i)

                             LDM SUBORDINATED NOTE

                                 (SEE ATTACHED)

                                  SUBORDINATED
                          PROMISSORY NOTE (THE "NOTE")

$479,649.97                                                      APRIL 15, 1999
                                                          AUBURN HILLS, MICHIGAN

     FOR VALUE RECEIVED, the undersigned, New GLI, Inc., an Indiana corporation ("Maker"), promises to pay to the order of LDM TECHNOLOGIES, INC. ("Holder"), the principal sum of Four Hundred Seventy Nine Thousand Six Hundred Forty-Nine and 97/100 ($479,649.97) Dollars lawful money of the United States of America, together with interest on the unpaid principal balance at the rate of seven and 75/100 percent (7.75%), compounded quarterly until fully paid, and if any principal or interest is not paid when due, then interest upon the unpaid balance shall be at the rate of eighteen percent (18%) per annum during the period of any default in payment. Said principal and interest shall be paid by Maker in lawful money of the United States. Interest shall be paid by Maker in
(a) quarterly interest payments on the unpaid balance through the term hereof beginning with the first payment due on July 1, 1999, and (b) on any date on which principal payments are permitted and required to be made in accordance with the terms of this Note, provided however, such interest payments shall be made only if no Event of Default exists under the Loan and Security Agreement dated as of April 16, 1999 between the Maker and The CIT Group/Credit Finance, Inc. ("Lender").

    Principal payments shall only be made by Maker if said payments are permitted under the terms of a Subordination Agreement dated as of April 16, 1999 among Maker, Holder and Lender (the "Subordination Agreement").
Principal payments are permitted under the Subordination Agreement during any calendar month commencing after Lender receives Maker's audited financial statements for Maker's fiscal year ending on March 31, 2000 in which all of the following conditions are met: (1) no Event of Default (as defined in the Loan and Security Agreement dated as of April 16, 1999 by and between Lender and Maker [the "Loan Agreement"]) exists or is continuing or if the making of a payment under this Note would cause such Event of Default; (2) the audited financial statements for Maker's most recent fiscal year show a pre-tax net income of at least $250,000 prior to extraordinary items; (3) Maker has a positive cash flow (as defined in the Subordination Agreement) of at least $250,000.00 for its most recent fiscal year; (4) Maker has Net Availability (as defined in the Loan Agreement) after any such payment under this Note of at least $500,000.00; (5) none of Maker's accounts payable is over sixty (60) days past terms; and (6) all of Maker's tax obligations are paid current.

    The amount of such monthly payments shall be the maximum amount that Maker can pay and Holder can receive in that particular month without breaching the provisions of the Subordination Agreement set forth in the preceding paragraph.

    Notwithstanding anything in this Note to the contrary, all principal and interest on the Note shall be paid in full on or before March 31, 2002, provided such payment terms do not violate the provisions of the Loan Agreement, or the Subordination Agreement if such documents are still in effect.

    This Note is secured by a Security Agreement of even date herewith covering all of the assets of the Maker, including those set forth on Annex A to the Security Agreement. As additional security, Maker agrees that Holder shall have (and hereby grants) a lien on and security interest in all of its other property or assets. Maker and Holder agree that such lien and security interest shall be subordinated only to Lender pursuant to the Subordination Agreement.

    Notwithstanding any other provision of this Note to the contrary, at no time may any payment of interest (or in the nature of interest) hereunder exceed the maximum rate of interest allowed by applicable law.

     Payment shall be made to:    LDM Technologies, Inc.
                                  2500 Executive Hills Dr.
                                  Auburn Hills, Michigan 48326
                                  Attention: Gary E. Borushko

or such other place as Holder shall designate from time to time.

    THE PAYMENT OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO THE PAYMENT OF THE "SENIOR DEBT" DEFINED AND DESCRIBED IN THE SUBORDINATION AGREEMENT AND REFERENCE IS MADE TO SUCH SUBORDINATION AGREEMENT FOR A FULL STATEMENT OF THE TERMS AND CONDITIONS OF SUCH SUBORDINATION.

    If any payment of principal of, or interest on, this Note shall become due on a Saturday, Sunday or public holiday under applicable laws, or any other day on which banking institutions are authorized, or obligated by law, to close, such payment shall be made on the next succeeding business day and the extension of time shall in such case be included in computing interest in connection with such payment.

    Subject to the terms of the Subordination Agreement, Maker shall have the right at any time, and from time to time, to prepay, in whole or in part, the unpaid principal and/or interest accrued thereon, without penalty, such payments being first applied to the payment of accrued interest and the balance to the payment of principal.

    Upon the occurrence of any of the following events of default, the Holder, at its option, may declare the principal of this Note and all accrued interest thereon, to be immediately due and payable, all without demand, presentment or other notice of any kind, all of which are hereby expressly waived:
    1. Failure by the Maker to pay principal and/or interest on this Note when due.
    2.   An event of default under the Security Agreement shall have occurred.
    3. Any event shall arise which permits the holder of any indebtedness of the Maker under any note, agreement or undertaking to accelerate the maturity of such indebtedness.
    4. If any of the following events shall occur: Dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by or the commencement of any proceeding under any bankruptcy laws against Maker (which is not dismissed within 30 days), entry of any court order which enjoins, restrains or in any way prevents Maker from conducting all or any material part of its business affairs in the ordinary course, failure to be in good standing under the laws of the state of Maker's organization or qualification, filing of any financing statement by others against the Collateral (excluding CIT), or the failure of Maker and each of Maker's guarantors and sureties of the Indebtedness to give prompt written notice to the Secured Party of any occurrence of any of the foregoing.
    5. Belief by the Holder, in good faith, that the prospect of payment by the Maker of this Note, or the performance by the Maker of any of its obligations under this Note or the Security Agreement is impaired.

    If suit is brought to collect on this Note, Holder shall be entitled to collect all reasonable costs and expenses of such suit, including, but not limited to, actual attorney's fees.

    The Maker waives presentment for payment, demand, protest, notice of protest and notice of dishonor and nonpayment of this Note, and all defenses on the grounds of delay or of any extension of time at or after maturity for the payment of this Note, which may hereafter be given by the Holder or holders to the Maker or to anyone who has assumed the payment of this Note.

    No failure or delay on the part of Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof, or the exercise of any other right or power. The rights and remedies of Holder hereunder are cumulative and not exclusive of any rights or remedies which otherwise would be available. Neither any modification or waiver of any provision of this Note, nor any consent to any departure by Maker therefrom shall in any event be effective unless the same shall be in writing, signed by the person against whom enforcement of such modification, waiver or consent is sought, and then such modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

    The obligations of Maker under this Note shall inure to the benefit of Holder's successors, assigns, heirs and/or legal representatives, as the case may be. This Note is made in and shall be governed by the laws of the State of Michigan.

                                            New GLI, Inc.

                                                  "Maker"

                                            By:
                                               ---------------------------------

                                                Its:
                                                    ----------------------------

                               EXHIBIT 4.2(a)(ii)

                             LUKE SUBORDINATED NOTE

                                 (SEE ATTACHED)

                                  SUBORDINATED
                          PROMISSORY NOTE (THE "NOTE")


$119,783.30                                                       APRIL 15, 1999
                                                          AUBURN HILLS, MICHIGAN

         FOR VALUE RECEIVED, the undersigned, New GLI, Inc., an Indiana corporation ("Maker"), promises to pay to the order of LAURENCE M. LUKE ("Holder), the principal sum of One Hundred Nineteen Thousand Seven Hundred Eighty-Three and 30/100 ($119,783.30) Dollars lawful money of the United States of America, together with interest on the unpaid principal balance at the rate of seven and 75/100 percent (7.75%), compounded quarterly until fully paid, and if any principal or interest is not paid when due, then interest upon the unpaid balance shall be at the rate of eighteen percent (18%) per annum during the period of any default in payment. Interest shall be paid by Maker in lawful money of the United States. Said principal and interest shall be paid by Maker in (a) quarterly interest payments on the unpaid balance through the term hereof beginning with the first payment due on July 1, 1999, and (b) on any date on which principal payments are permitted and required to be made in accordance with the terms of this Note, provided however, such interest payments shall be made only if no Event of Default exists under the Loan and Security Agreement dated as of April 16, 1999 between the Maker and the CIT Group/Credit Finance, Inc. ("Lender").

         Principal payments shall only be made by Maker if said payments are permitted under the terms of a Subordination Agreement dated as of April 16, 1999 among Maker, Holder and Lender (the "Subordination Agreement"). Principal payments are permitted under the Subordination Agreement during any calendar month commencing after Lender receives Maker's audited financial statements for Maker's fiscal year ending on or about March 31, 2000 in which all of the following conditions are met: (1) no Event of Default (as defined in the Loan and Security Agreement dated as of April 16, 1999 by and between Lender and Maker [the "Loan Agreement"]) exists or is continuing or if the making of a payment under this Note would cause such Event of Default; (2) the audited financial statements for Maker's most recent fiscal year show a pre-tax net income of at least $250,000 prior to extraordinary items; (3) Maker has a positive cash flow (as defined in the Subordination Agreement) of at least $250,000.00 for its most recent fiscal year; (4) Maker has Net Availability (as defined in the Loan Agreement) after any such payment under this Note of at least $500,000.00; (5) none of Maker's accounts payable is over sixty (60) days past terms; and (6) all of Maker's tax obligations are paid current.

         The amount of such monthly payments shall be the maximum amount that Maker can pay and Holder can receive in that particular month without breaching the provisions of the Subordination Agreement set forth in the preceding paragraph.

         Notwithstanding anything in this Note to the contrary, all principal and interest on the Note shall be paid in full on or before March 31, 2002, provided such payment terms do not violate the provisions of the Loan Agreement or the Subordination Agreement if such documents are still in effect.

         This Note is secured by a Security Agreement of even date herewith covering all of the assets of the Maker, including those set forth on Annex A to the Security Agreement. As additional security, Maker agrees that Holder shall have (and hereby grants) a lien on and security interest in all of its other property or assets. Maker and Holder agree that such lien and security interest shall be subordinated only to the Lender pursuant to the Subordination Agreement.

         Notwithstanding any other provision of this Note to the contrary, at no time may any payment of interest (or in the nature of interest) hereunder exceed the maximum rate of interest allowed by applicable law.

         Payment shall be made to:     Laurence M. Luke
                                       3430 N. Mountain Ridge, #33
                                       Mesa, AZ 85207

or such other place as Holder shall designate from time to time.

         THE PAYMENT OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO THE PAYMENT OF THE "SENIOR DEBT" DEFINED AND DESCRIBED IN THE SUBORDINATION AGREEMENT AND REFERENCE IS MADE TO SUCH SUBORDINATION AGREEMENT FOR A FULL STATEMENT OF THE TERMS AND CONDITIONS OF SUCH SUBORDINATION.

         If any payment of principal of, or interest on, this Note shall become due on a Saturday, Sunday or public holiday under applicable laws, or any other day on which banking institutions are authorized, or obligated by law, to close, such payment shall be made on the next succeeding business day and the extension of time shall in such case be included in computing interest in connection with such payment.

         Subject to the terms of the Subordination Agreement, Maker shall have the right at any time, and from time to time, to prepay, in whole or in part, the unpaid principal and/or interest accrued thereon, without penalty, such payments being first applied to the payment of accrued interest and the balance to the payment of principal.

         Upon the occurrence of any of the following events of default, the Holder, at its option, may declare the principal of this Note and all accrued interest thereon, to be immediately due and payable, all without demand, presentment or other notice of any kind, all of which are hereby expressly waived:
         1. Failure by the Maker to pay principal and/or interest on this Note when due.
         2. An event of default under the Security Agreement shall have occurred.
         3. Any event shall arise which permits the holder of any indebtedness of the Maker under any note, agreement or undertaking to accelerate the maturity of such indebtedness.
         4. If any of the following events shall occur: Dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by or the commencement of any proceeding under any bankruptcy laws against Maker (which is not dismissed within 30 days), entry of any court order which enjoins, restrains or in any way prevents Maker from conducting all or any material part of its business affairs in the ordinary course, failure to be in good standing under the laws of the state of Maker's organization or qualification, filing of any financing statement by others against the Collateral (excluding CIT), or the failure of Maker and each of Maker's guarantors and sureties of the Indebtedness to give prompt written notice to the Secured Party of any occurrence of any of the foregoing.
         5. Belief by the Holder, in good faith, that the prospect of payment by the Maker of this Note, or the performance by the Maker of any of its obligations under this Note or the Security Agreement is impaired.

         If suit is brought to collect on this Note, Holder shall be entitled to collect all reasonable costs and expenses of such suit, including, but not limited to, actual attorney's fees.

         The Maker waives presentment for payment, demand, protest, notice of protest and notice of dishonor and nonpayment of this Note, and all defenses on the grounds of delay or of any extension of time at or after maturity for the payment of this Note, which may hereafter be given by the Holder or holders to the Maker or to anyone who has assumed the payment of this Note.

         No failure or delay on the part of Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof, or the exercise of any other right or power. The rights and remedies of Holder hereunder are cumulative and not exclusive of any rights or remedies which otherwise would be available. Neither any modification or waiver of any provision of this Note, nor any consent to any departure by Maker therefrom shall in any event be effective unless the same shall be in writing, signed by the person against whom enforcement of such modification, waiver or consent is sought, and then such modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

         The obligations of Maker under this Note shall inure to the benefit of Holder's successors, assigns, heirs and/or legal representatives, as the case may be. This Note is made in and shall be governed by the laws of the State of Michigan.

                                   New GLI, Inc.
                                        "Maker"


                                   By:
                                      ------------------------------------------

                                      Its:
                                          --------------------------------------

                                EXHIBIT 10.5(a)

                           ASSIGNMENT AND ASSUMPTION

                                 (SEE ATTACHED)

                       ASSIGNMENT AND ASSUMPTION OF LEASE

     This Assignment and Assumption of Lease (the "Assignment") is dated as of April , 1999 and is an agreement between GL Industries of Indiana, Inc., an Indiana corporation ("Assignor") and New GLI, Inc., an Indiana corporation ("Assignee").

     WHEREAS, as of April 28, 1993, CPC Associates, Inc., an Indiana corporation ("CPC"), as Landlord, and Assignor, as Tenant, entered into a First Amended and Restated Lease (the "Lease") for certain property located at 2860 N. National Road, Columbus, Indiana (the "Leased Premises"); and

     WHEREAS, as of January 19, 1999, CPC and Assignor entered into a First Amendment to the Lease; and

     WHEREAS, Assignor desires to assign all of its right, title and interest as Tenant under the Lease to Assignee and Assignee desires to accept such assignment and to assume all of Assignor's obligations as Tenant under the Lease;

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

     1. As of the date of this Assignment, Assignor transfers and assigns to Assignee all of Assignor's right, title and interest as Tenant under the Lease.

     2. As of the date of this Assignment, Assignee accepts the assignment by Assignor of all of Assignor's right, title and interest as Tenant under the Lease and assumes all of the Assignor's obligations under the Lease, including but not limited to those, if any, arising from and after April 28, 1993.

     3. Assignee agrees to indemnify and hold harmless Assignor and Assignor's shareholders, officers, directors, employees and agents from any and all claims, losses, damages, liabilities and expenses (including court costs and reasonable attorney fees) arising out of acts or omissions of either Assignor or Assignee as Tenant under the Lease and/or with respect to the Leased Premises occurring from and after April 28, 1993.

     4. Assignor makes no warranties and representations in this Assignment with respect to the Lease or the Leased Premises except for the following:

     (a) The Lease (as amended by the First Amendment) is in full force and effect with a term expiring on April 19, 2003.

     (b) Assignor is in default in the payment of rent under the Lease in the amount of $47,500.00 for the period from March 20, 1999 through April 19, 1999.

     5. This Assignment shall be binding upon the Assignor and the Assignee and their respective successors and assigns.

     6. This Assignment shall be governed by and construed in accordance with the laws of the State of Indiana.


                                                 "ASSIGNOR"

                                                 GL INDUSTRIES OF INDIANA, INC.



                                                 By:
                                                    --------------------------


                                                 "ASSIGNEE"

                                                 NEW GLI, INC.

                                                 By:
                                                     -------------------------

                                EXHIBIT 10.5(b)

              SECOND AMENDMENT TO FIRST AMENDED AND RESTATED LEASE

                                 (SEE ATTACHED)

              SECOND AMENDMENT TO FIRST AMENDED AND RESTATED LEASE

     This Second Amendment ("Second Amendment") is dated as of April __, 1999 and is the Second Amendment to the First Amended and Restated Lease dated as of April 28, 1993 (as amended by a First Amendment dated as of January 19, 1999) (the "Lease") by and between CPC ASSOCIATES, INC. (the "Landlord") and GL INDUSTRIES OF INDIANA, INC. ("Old GL"), the tenant's right, title and interest in which were assigned to and obligations under were assumed by New GLI, Inc., as Tenant ("Tenant") pursuant to an Assignment and Assumption of Lease dated as of April __, 1999 (the "Assignment").

     RECITALS:

     The facts on which this Second Amendment to the Lease is based are as follows:

     A. On April 28, 1993, Landlord and Old GL entered into the Lease for the Leased Premises (as defined in Article I of the Lease).

     B. As of January 19, 1999, Landlord and Old GLI entered into a First Amendment to the Lease.

     C. On April __, 1999, Old GL assigned its right, title and interest as tenant under the Lease to Tenant and Tenant assumed Old GL's obligations under the Lease pursuant to the terms of the Assignment.

     D. Landlord and Tenant desire to amend the Lease as set forth below.

     NOW, THEREFORE, in consideration of the foregoing recitals and the material covenants contained herein, Landlord and Tenant agree as follows:

     1. Article 25 of the Lease shall be deleted in its entirety and replaced by the following new Article 25:

                                  "ARTICLE 25

                                SECURITY DEPOSIT

          On or before the earlier of (a) the occurrence of an Event of Default under the Lease or (b) December 31, 1999, the Tenant shall deposit the sum of Eighty Thousand Dollars ($80,000.00) with Landlord as a security deposit under this Lease, which Landlord is to retain as security for the faithful performance of all of the covenants, conditions, and agreements of this Lease, but in no event shall be Landlord be obliged to apply the security deposit to rents or other charges in arrears or upon damages for the Tenant's failure to perform the covenants, conditions, and agreements. The Landlord may so apply the security deposit at its option and the Landlord's right to the possession of the Leased Premises for nonpayment of rent or for any other reason shall not in any event be affected by reason of the fact that the Landlord holds this security deposit. The security deposit, if not applied toward the payment of rent in arrears or toward the payments of this Lease, is to be returned to the Tenant when this Lease is terminated, according to these terms, and in no event is the security deposit to be returned until the Tenant has vacated the Leased Premises and delivered possession to the Landlord.

          In the event that the Landlord repossesses itself of the Leased Premises because of the Tenant's default or because of the Tenant's failure to carry out the covenants, conditions, and agreements of this Lease, the Landlord may apply the security deposit upon all damages suffered to the date of the possession and may retain the security deposit to apply upon such damages as may be suffered or shall accrue thereafter by reason of the Tenant's default or breach. The Landlord shall not be obliged to keep the security deposit as a separate fund, but may mix the security deposit with its own funds.

          Until such time as Tenant deposits the Eighty Thousand Dollar ($80,000.00) security deposit with Landlord, LDM Technologies, Inc., a Michigan corporation, shall guarantee Tenant's obligations under Article 25 of this Lease under the terms of the Guaranty attached as Exhibit B hereto."

     2. The Tenant notice information under Article 32 of the Lease shall be deleted in its entirety and replaced by the following new Tenant notice information:

     "If to Tenant:

          New GLI, Inc.
          2860 N. National Road
          Columbus, Indiana 47202-0387

     With a copy to:

          Michael B. Lewis, Esq.
          Dean & Fulkerson, P.C.
          801 W. Big Beaver
          Fifth Floor
          Troy, Michigan 48084"

     3. In all other respects, the Lease shall remain in full force and effect and unamended.


                                                  LANDLORD:

                                                  CPC ASSOCIATES, INC.


                                                  By:
                                                     ---------------------------
                                                     Laurence M. Luke, President


                                                  TENANT:

                                                  NEW GLI, INC.


                                                  By:
                                                     ---------------------------
                                                     John Prepolec, President

                                  SCHEDULE 1.1

                       FURNITURE, FIXTURES AND EQUIPMENT


All machinery, equipment, fixtures, warehouse and office equipment, test equipment, delivery trucks, vehicles, furniture, computer equipment and all other tangible personal property of GL Industries of Indiana, Inc.

                                  SCHEDULE 1.2

                                   INVENTORY

All supplies, spare parts, raw materials, finished goods and all inventories of goods of Seller located at all of Seller's facilities.

                                  SCHEDULE 1.3

                                   CONTRACTS

All of Seller's right, title and interest in and to all contracts with suppliers, customers and third parties.

                                  SCHEDULE 4.3

                           PURCHASE PRICE ALLOCATION


                               [To be determined]